Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45261) pertaining to the EWB Retirement Plan of our report dated June 2, 2000, with respect to the financial statements and schedules of the EWB Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                       /s/ Ernst & Young LLP

Dallas, Texas
June 28, 2000